EXHIBIT 10.24b

May 16, 2007

Rocky Mountain Gas, Inc.
Attn: Mr. John Reader
500 4th Avenue, S.W., Suite 2600
Calgary, Alberta T2P2V6
CANADA

Re: Rocky Mountain Gas, Inc. (“RMG”) v. PRB Energy, Inc. (“PRB”)

Dear John:

In furtherance of the terms and conditions contained in the May 15, 2007 letter agreement between RMG and PRB settling and compromising all issues in dispute between the parties in the above-referenced arbitration (the “Letter Agreement”), the parties agree as follows:

If RMG is not able to obtain the consent of its lenders by June 1, 2007, as contemplated in the Letter Agreement, PRB will immediately thereafter deliver the fully executed assignments identified in Paragraph 1 of the Letter Agreement to an independent third party escrow agent pursuant to a mutually agreeable escrow agreement to be agreed upon by the parties no later than May 31, 2007. The escrow agent will be instructed by the parties to hold the assignments in escrow until notification of the earlier of (i) payment in full of the promissory note, at which time the escrow agent will immediately deliver the assignments to RMG, or (ii) RMG’s failure to cure a noticed default within the time specified therein, in which case the escrow agent will be notified by PRB of its election of remedies as set forth below. Subject to the terms of the escrow agreement, it is the parties’ intent that the escrow agent have the authority to receive all papers necessary to deliver the assignments to RMG and that such an understanding creates a valid escrow effecting a completed transfer between PRB and RMG of the assignments.

In the event of a default under the promissory note, PRB shall give written notice of such default to RMG, and RMG shall have three business days to cure such default. In the event such default is not cured within the time specified, PRB may, in its sole discretion, without repayment of any amounts paid by RMG under the promissory note, and without reassigning interests assigned to PRB under the Letter Agreement, give notice to the escrow agent and to RMG of its election to either (i) instruct the escrow agent of its election to have the assignments immediately returned to PRB and upon receipt thereof PRB will immediately deliver the promissory note to RMG, in which case RMG shall immediately resign and approve of PRB as operator of such interests, and shall have no right to revenues attributed to the interests described in the assignments for periods after delivery by the escrow agent of the assignments to PRB, or (ii) sue on the balance due on the promissory note, in which case RMG shall remain as operator of such interests and PRB

shall instruct the escrow agent to immediately deliver the assignments to RMG.   This election of remedies, which shall be made no later than fifteen days after any failure to cure a noticed default, shall be binding once made.

During the period from June 1, 2007 until the assignments are delivered by the escrow agent to either RMG or PRB pursuant to the terms set forth above (the “Interim Period”), RMG shall operate the properties identified in the assignments to it identified in the Letter Agreement (the “Assigned Properties”) according to the Joint Operating Agreement dated August 1, 2005 (“JOA”), except that with respect to the Assigned Properties: (i) RMG shall timely pay all of PRB’s share of capital costs and expenses under the JOA incurred during the Interim Period; (ii) PRB shall have no liability for capital costs and expenses under the JOA incurred during the Interim Period; (iii) RMG shall indemnify PRB for any costs, expenses, or losses under the JOA incurred during the Interim Period; and (iv) RMG shall be entitled to PRB’s share of revenue earned under the JOA during the Interim Period.

If RMG agrees to the proposed terms set forth herein, please execute this agreement in the space provided below and return it to me.

Sincerely,

PRB Energy, Inc.

		By:	/s/ Robert W. Wright
Robert Wright
Chief Executive Officer

ACCEPTED AND AGREED

May 15, 2007 Rocky Mountain

Gas, Inc.

By:	/s/ John F. Reader
John F. Reader
Senior Vice President